Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

Forbes Energy Services, Ltd.
Alice, Texas

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8
(No. 333-219990) and Form S-1 (No. 333-222852 and 333-228972) of Forbes Energy Services, Ltd. of our report dated April 1, 2019, relating to the consolidated financial statements, which appears in this Annual Report on Form 10-K.

/s/ BDO USA, LLP

Austin, Texas
April 1, 2019